EXECUTION COPY


                              REDEMPTION AGREEMENT

            Redemption   Agreement   dated  as  of   January   6,  1997  among
APTS   Partners  II,  L.P.   ("APTS  II"),   Apollo  Real  Estate   Investment
Fund, L.P. (the "GP"), Farallon Capital Partners, L.P. ("FCP"), RR Capital Partners, L.P. ("RR") and Yale University ("Yale"; and
together with FCP and RR, the "Farallon Partners"), and Insignia Financial Group, Inc. ("Insignia").

            WHEREAS, pursuant to a Stock and Warrant Purchase Agreement dated as of January 17, 1995 (the "Stock Purchase Agreement"), by and between Insignia and APT'S Partners, L.P. ("APTS"), APTS purchased 15,000 shares (the "Preferred Shares") of 7.5% Step Up Rate Cumulative Convertible Preferred Stock of Insignia, which Preferred Shares were subsequently converted to 1,509,062 shares of Class A Common Stock (the "Common Shares") of Insignia.

            WHEREAS, APTS subsequently contributed the Preferred Shares and certain of its rights under the Stock Purchase Agreement to APTS 11 and became the sole limited partner of APTS II.

            WHEREAS, pursuant to an Assignment of Limited Partnership Interest dated as of May 19, 1995, APT'S transferred to the Farallon Partners (or their predecessors-in-interest) 4/15ths (the "Pro Rata Share") of its limited partnership interest in APTS II to the Farallon Partners.

            WHEREAS, the Farallon Partners, the GP and APTS II wish to redeem the limited ted partnership interests of the Farallon Partners in APTS II.

            NOW, THEREFORE, in consideration of the mutual premises set forth herein, the parties hereto agree as follows:

            1.    In   complete   redemption   and   extinguishment   of   the
Farallon Partners' limited partnership interests in APTS II:

                  a. APTS II shall and does hereby distribute and assign to the Farallon Partners, in the proportions set forth on Schedule A, the Farallon Partners' Pro Rata Share of the Common Shares held by APTS II or 398,392 Common Shares (the "Farallon Shares") and, within two business days of the date hereof, shall deliver to Insignia's transfer agent its certificate representing 1,509,062 shares of Common Stock with instructions to issue a share certificate to APTS 11 representing 1,110,670 shares of Common Stock and to each Farallon Partner a share certificate representing such Farallon Partner's proportionate interest in the Farallon Shares as set forth on Schedule A; and

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                  b. APTS II hereby  assigns  and  distributes  to the  Farallon
Partners, in the proportions set forth on Schedule A, a Pro Rata Share of the rights under Section 5.13 of the Stock Purchase Agreement (the "Contract Rights").

            2. a. APTS II hereby represents and warrants to the Farallon Partners that: (a) APTS II is delivering to the Farallon Partners good and marketable title to the Farallon Shares free and clear of any liens and encumbrances and such Farallon Shares are duly issued, fully paid and non-assessable; (b) APTS II has not waived or agreed to any amendment of any term or provision of Section 5.13 of the Stock Purchase Agreement; and (c ) APTS II does not hold any cash, assets or properties other than 1,509,062 shares of Common Stock.

                  b. Each of the Farallon Partners represents and warrants to APTS II that it is the legal and beneficial owner of its limited partnership interest in APTS II.

            3. a. The Farallon Partners, for $10.00 and other good and fair consideration, receipt of which is hereby acknowledged, hereby release and discharge for themselves, their agents, successors and assigns (collectively the "Farallon Releasors"), APTS II, the GP and their respective partners, agents, predecessors, successors and assigns from any and all obligations, claims, actions, causes of action, debts, sums of money, accounts, agreements, promises, damages, and demands whatsoever arising under, by virtue of or relating to the agreement of limited partnership of APTS II dated as of May 19, 1995 (the "Limited Partnership Agreement") or the investment by the Farallon Partners in APTS II or the Common Stock, in law, equity or otherwise, in each case whether known or unknown, asserted or unasserted, from the beginning of the world to the date of this Agreement, which the Farallon Releasors ever had, now have, or which the Farallon Releasors, their successors or assigns or any of them hereafter can, shall or may have.

                  b. APTS II and the GP, for $10.00 and other good and fair consideration, receipt of which is hereby acknowledged, hereby release and discharge for themselves, their agents, successors and assigns (collectively the "APTS Releasors"), the Farallon Partners and their respective partners, agents, predecessors, successors and assigns from any and all obligations, claims, actions, causes of action, debts, sums of money, accounts, agreements, promises, damages, and demands whatsoever arising under, by virtue of or relating to the Limited Partnership Agreement or the investment by the Farallon Partners in APTS II or the Common Stock or the investment by APTS II in the Common Stock, in law, equity or otherwise, in each case whether known or unknown, asserted or unasserted, from the beginning of the world to the date of this Agreement, which the APTS Releasors ever had, now have, or

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which the APTS Releasors,  their  successors or assigns or any of them hereafter can, shall or may have.

                  c. Notwithstanding the foregoing provisions of this paragraph 3, no party to this Agreement releases any other party hereto from any representations, warranties, covenants, agreements, or obligations under this Agreement.

            4. APTS II agrees to execute and deliver, or to cause to be executed and delivered all such instruments, and to take all such actions as the Farallon Partners may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement.

            5.    Insignia   hereby   acknowledges   and   consents   to   the
Distribution   and  assignment  of  the  Farallon   Shares  and  the  Contract
Rights to the Farallon Partners.

            6. This Agreement shall be construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York (without regard to any conflict of laws provisions thereof) and applicable federal law.

            7. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto.



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            IN WITNESS  WHEREOF,  the  parties  hereto  have duly  executed  and delivered this Agreement as of the date first written above.


                    FARALLON CAPITAL PARTNERS, L.P.
                    RR CAPITAL PARTNERS, L.P.

                    By:   Farallon Partners, L.L.C.,
                          its General Partner


                    By:  /s/ Melidy Moore
                          Managing Agent


                    YALE UNIVERSITY


                    By:   Farallon   Capital   Management,   L.L.C.,
                          its Agent and Attorney-in-Fact


                    By:  /s/ Melidy Moore
                          Managing Member


                    APOLLO REAL ESTATE INVESTMENT FUND, L.P.


                    By:   APOLLO REAL ESTATE ADVISORS, L.P.
                            Managing Partner


                    By:  /s/ Melidy Moore
                          Name:  Melidy Moore
                          Title: Managing Partner

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                    APTS PARTNERS II, L.P.

                    By:   APOLLO   REAL  ESTATE   INVESTMENT   FUND,
                          L.P.
                            General Partner

                    By:   APOLLO REAL ESTATE ADVISORS, L.P.
                            Managing Partner

                    By:   APOLLO REAL ESTATE MANAGEMENT, INC.
                            General Partner


                    By:  /s/ Michael D. Weiner
                          Name:  Michael D. Weiner
                          Title: Vice President



AGREED AND ACKNOWLEDGED
 AS TO PARAGRAPH 5:

INSIGNIA FINANCIAL GROUP, INC.


By:  /s/ Andrew L. Farkas
      Name:  Andrew L. Farkas
      Title: Chairman, President & CEO


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                                                                   Schedule A


                                   Percentages

-------------------------------------------------------------------------
Name                                     Percentage      Shares

-------------------------------------------------------------------------
Farallon Capital Partners, L.P.               35.0%     139,437
-------------------------------------------------------------------------
Farallon Capital Management, L.L.C.,          62.5%     248,995
 on behalf of Yale University
-------------------------------------------------------------------------
RR Capital Partners, L.P.                      2.5%       9,960
                                             -----      -------
-------------------------------------------------------------------------
                                             100.0%     398,392
-------------------------------------------------------------------------


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